UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On July 31, 2009, NorthWestern Corporation (the “Company”), entered into an engineering, procurement and construction contract (the “EPC Contract”) with NewMech Companies, Inc. (the “Contractor”) in connection with the Company’s new Mill Creek Generating Station (the “Facility”), which is currently under construction near Anaconda, Montana. The Facility will provide regulating services to balance supply and load for the Company’s balancing area on its system in Montana. Commercial operation of the Facility is expected to occur by the end of 2010. The Facility will consist of three nominally rated 50 MW Pratt and Whitney FT8-3 Swift-Pac combustion turbine generators (“CTG”) operating in simple cycle utilizing natural gas as the primary fuel source. Each CTG will have its own dedicated selective catalytic reduction unit to reduce NOx and CO emissions. The Facility has been designed to accommodate a fourth CTG in the future.

The approximate contract value for the Contractor’s scope of work under the EPC Contract contemplates a guaranteed maximum contract price of $54 million. The EPC contract contains termination, representations, warranties, insurance requirements and indemnification provisions which are typical for an agreement of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: August 6, 2009

3